Exhibit 99.1

Merrill Lynch Reports Full Year 2007 Net Loss from Continuing Operations of $8.6 Billion

Record Full Year 2007 Net Revenues from Equity Markets, Investment Banking and Global Private Client

NEW YORK--(BUSINESS WIRE)--Merrill Lynch (NYSE: MER) today reported a net loss from continuing operations for the full year 2007 of $8.6 billion, or $10.73 per diluted share, significantly below net earnings from continuing operations of $7.1 billion, or $7.17 per diluted share for 2006. Merrill Lynch’s net loss for the full year 2007 was $7.8 billion, or $9.69 per diluted share, significantly below net earnings of $7.5 billion, or $7.59 per diluted share for 2006. Net revenues for 2007 were $11.3 billion, down 67% from $33.8 billion in 2006, while the 2007 pre-tax loss from continuing operations was $12.8 billion compared to pre-tax earnings from continuing operations of $9.8 billion for 2006.

The firm’s substantially reduced performance in 2007 was primarily driven by significant declines in Fixed Income, Currencies & Commodities (FICC) net revenues for the second half of the year, which more than offset record full year net revenues in Equity Markets, Investment Banking and Global Private Client (GPC), and record first half net revenues from FICC. During the second half of 2007, FICC net revenues were materially impacted by a weaker business environment and net write-downs that included

$7.9 billion in the third quarter and $11.5 billion in the fourth quarter related to U.S. ABS CDOs(1) and U.S. sub-prime residential mortgages outside of the firm’s U.S. bank-related investment securities portfolio. In addition, credit valuation adjustments of $2.6 billion related to hedges with financial guarantors on U.S. ABS CDOs were recorded in the fourth quarter of 2007.

For the fourth quarter of 2007, net revenues were negative $8.2 billion, down from $8.4 billion in the prior-year period, and Merrill Lynch’s fourth quarter 2007 pre-tax loss from continuing operations was $14.9 billion. The net loss from continuing operations for the fourth quarter was $10.3 billion, or $12.57 per diluted share, down substantially from net earnings from continuing operations of $2.2 billion in the prior-year quarter. Merrill Lynch’s net loss for the fourth quarter of 2007 was $9.8 billion, or $12.01 per diluted share, significantly below net earnings of $2.3 billion, or $2.41 per diluted share for the 2006 fourth quarter.

At the end of the fourth quarter, book value per share was $29.37, down from $41.35 at the end of 2006. Including the impact of the equity and equity-related transactions which closed subsequent to year end, Merrill Lynch’s pro forma book value per share would be $30.30 at the end of 2007(2). Furthermore, adjusting for the company’s $6.6 billion mandatory convertible preferred offering on an “if-converted” basis, the pro-forma adjusted book value per share would be $32.80 at year end. These amounts include the assumption that Temasek Holdings exercises its option to acquire an additional 12.5 million shares.

"While the firm’s earnings performance for the year is clearly unacceptable, over the last few weeks we have substantially strengthened the firm's liquidity and balance sheet," said John A. Thain, chairman and chief executive officer. "In addition, a great majority of Merrill Lynch’s key businesses delivered record results in 2007, and as I look ahead to 2008, the firm is intensely focused on continuing this momentum and delivering growth and increased profitability for our shareholders and employees.”

Key Business Highlights for the Fourth Quarter and Full Year

  Within FICC, record full year net revenues from Rates and Currencies
  Ranked #1 in market share for U.S. listed stocks and #2 for London Stock Exchange for the full year
  Record net revenues from Equity Markets and Investment Banking for the full year
  Ranked #1 in Global Equity and Equity-Linked transactions and #2 in Global Debt & Equity Fees for the fourth quarter
  Record full year net revenues from Global Private Client and record full year and quarterly fee-based revenues
  Highest full year and quarterly Net New Money since 2000
  18th consecutive quarter of growth in Financial Advisor (FA) headcount
  Annualized Revenue per FA of $860,000

Financial Results

The consolidated and segment operating results reflect the following adjustments:

  Exclude the operations of both Merrill Lynch Capital and Merrill Lynch Insurance Group (MLIG) which are reported under discontinued operations.
-- On December 24, 2007, Merrill Lynch announced the sale of most of Merrill Lynch Capital, its middle market commercial financing business, to GE Capital.

-- During the quarter, Merrill Lynch also completed the sale of MLIG which resulted in an after-tax gain of $316 million.

  Include the issuance of 80 million shares of common equity in connection with investments from Temasek Holdings and Davis Selected Advisors that closed during the fourth quarter of 2007.

The 2006 business results described below also exclude the following one-time items, which are further detailed below under the Business Segment Review:

  One-time, after-tax compensation expenses of $1.2 billion ($1.8 billion pre-tax) related to the adoption of Statement of Financial Accounting Standards No. 123R (“one-time compensation expenses”) incurred in the first quarter of 2006, and
  The net benefit of $1.1 billion after-tax ($1.8 billion pre-tax) associated with the Merrill Lynch Investment Managers (MLIM) merger with BlackRock.

A reconciliation of the 2006 results appears on Attachment III to this release.

Business Segment Review:

In the first quarter of 2006, Merrill Lynch recorded the one-time compensation expenses (pre-tax) in the business segments as follows: $1.4 billion to Global Markets and Investment Banking, $281 million to Global Wealth Management and $109 million to MLIM (which ceased to exist as a business segment upon its merger with BlackRock). The one-time net benefit associated with the MLIM merger was recorded in the Corporate segment. Comparisons to results from the 2006 full year in the following discussion of business segment results exclude the impact of these one-time items. A reconciliation of these segment results appears on Attachment IV to this release.

Global Markets and Investment Banking (GMI)

GMI recorded negative net revenues and a pre-tax loss for both the fourth quarter and full year 2007, as strong net revenues from Equity Markets and Investment Banking were more than offset by the net losses in FICC. GMI’s fourth quarter net revenues also included a net benefit of approximately $1.3 billion (approximately $800 million in FICC and $500 million in Equity Markets) due to the impact of the widening of Merrill Lynch’s credit spreads on the carrying value of certain long-term debt liabilities.

  For the fourth quarter, GMI recorded negative net revenues of $11.8 billion and a pre-tax loss of $15.9 billion.

  For the full year 2007, GMI recorded negative net revenues of $2.7 billion and a pre-tax loss of $16.3 billion.
  Net revenues from GMI’s three major business lines were as follows:

FICC net revenues were negative $15.2 billion for the quarter, impacted primarily by net losses of $11.5 billion related to U.S. ABS CDOs and sub-prime residential mortgages and $3.1 billion of credit valuation adjustments related to the firm’s hedges with financial guarantors. To a lesser extent, FICC was impacted by write-downs related to other residential mortgage and commercial real estate exposures.

In addition, the business environment for FICC became more challenging this quarter, particularly in November and December, and resulted in substantially reduced client flows and decreased trading opportunities. This environment more broadly impacted FICC revenues, causing unfavorable comparisons across all major FICC businesses on a year-over-year basis. FICC revenues also exclude the results of Merrill Lynch Capital, which is now reported under discontinued operations.

U.S. ABS CDOs:

At the end of the fourth quarter 2007, net exposures to U.S. ABS CDOs, including both super senior ABS CDOs and secondary trading, totaled $4.8 billion, down from $15.8 billion at the end of the third quarter 2007. Net write-downs related to these exposures were $9.9 billion in the fourth quarter. The majority of these write-downs were related to the high-grade super senior ABS CDO exposures, the collateral for which is primarily comprised of 2006 vintage mortgages. The valuation for these securities is based on cash flow analysis including cumulative loss assumptions. These assumptions are derived from multiple inputs including mortgage remittance reports, housing prices and other market data. Relevant ABX indices are also analyzed as part of the overall valuation process. The value of these positions remains subject to mark-to-market volatility. Please see attachment VIII for details of related exposures.

Financial Guarantors:

During the fourth quarter, credit valuation adjustments related to the firm’s hedges with financial guarantors were negative $3.1 billion, including negative $2.6 billion related to U.S. super senior ABS CDOs. These amounts reflect the write down of the firm’s current exposure to a non-investment grade counterparty from which the firm had purchased hedges covering a range of asset classes including U.S. super senior ABS CDOs. Please see attachment VIII for details of related exposures.

U.S. Sub-Prime and Other Residential Mortgages:

At the end of the fourth quarter of 2007, net exposures related to U.S. sub-prime residential mortgages totaled $2.7 billion, down from approximately $5.7 billion at the end of the third quarter. Net write-downs related to these exposures were $1.6 billion during the quarter.

In addition to these U.S. sub-prime related exposures, the firm also had net exposures of $2.7 billion related to U.S. Alt-A mortgages and $9.6 billion related to residential mortgages outside of the U.S. at the end of 2007. Net write-downs related to these exposures were approximately $400 million and $500 million, respectively. Please see attachment IX for details of related exposures.

Commercial Real Estate and Leveraged Finance:

At the end of the 2007 fourth quarter, net exposures related to commercial real estate, excluding Merrill Lynch Capital, totaled approximately $18 billion, and the net write-downs on these exposures were approximately $230 million this quarter.

At year end, leveraged finance commitments were approximately $18 billion, down from approximately $31 billion at the end of the third quarter. Net write-downs related to these exposures of $126 million were recorded during the fourth quarter of 2007.

U.S. Banks Investment Securities Portfolio:

Within the investment securities portfolio of Merrill Lynch’s U.S. banks, net pre-tax write-downs of $1.3 billion were recognized through other comprehensive income/(loss) (OCI) and $869 million through the income statement during the fourth quarter of 2007. As of year-end, the pre-tax OCI balance related to this portfolio was approximately negative $2.2 billion. These write-downs primarily relate to U.S. sub-prime residential mortgage-related securities and Alt-A residential mortgage-backed securities, and to a lesser extent, prime residential and commercial mortgage exposures. Please see attachment IX for details of related exposures.

Equity Markets net revenues increased 23% from the prior-year quarter to $2.2 billion, driven by the global build out of the equity-linked platform and substantial growth in client volumes. Net revenues from equity-linked trading, cash trading and financing and services were significantly higher compared to the prior-year period, while net revenues declined in the private equity business by more than $600 million and in the Strategic Risk Group.

For the full year, Equity Markets net revenues were a record $8.3 billion, up 23% from 2006, driven by strength in cash equities where the company achieved a #1 ranking in U.S. listed stocks and #2 on the London Stock Exchange for the year. Full year results were also driven by strength in equity-linked trading and the financing and services businesses.

Investment Banking net revenues were $1.2 billion, down 11% from the strong performance in the 2006 fourth quarter. Record revenues in strategic advisory services partially offset declines in equity and debt origination.

Investment Banking net revenues for the full year 2007 were a record $4.9 billion, up 22% from the prior year. This reflects substantial growth in both our equity origination and strategic advisory businesses, which increased 34% and 58% respectively, and the momentum in Merrill Lynch’s global origination franchise, as evidenced by its role as sole advisor to the consortium including Royal Bank of Scotland, Fortis and Banco Santander on their landmark acquisition of ABN AMRO.

Global Wealth Management (GWM)

GWM continued to generate robust net revenues and pre-tax earnings for the fourth quarter and for the full year 2007, reflecting continued strong growth in Global Private Client (GPC), which set numerous records, and Global Investment Management (GIM), which includes earnings from Merrill Lynch’s investment in BlackRock.

  GWM’s record fourth quarter 2007 net revenues were $3.6 billion, up 12% from the fourth quarter of 2006. GWM’s fourth quarter 2007 pre-tax earnings were $914 million, up 30% year-over-year. The pre-tax profit margin was 25.4%, up from 21.9% in the prior-year period, driven by strong revenue growth in GPC, continued focus on operating leverage, and the positive impact of the investment in BlackRock.
  For the 2007 full year, GWM’s net revenues increased 18% to $14.0 billion, driven by both GPC and GIM. Pre-tax earnings increased 41% from prior year to $3.6 billion, and GWM’s 2007 pre-tax profit margin was 25.9%, up 4.2 percentage points from 21.7% in the comparable prior-year period.
  Net revenues from GWM’s major business lines were as follows:

-- GPC net revenues for the fourth quarter were $3.3 billion, the second highest achieved in any quarter, up 10% from the prior-year period, reflecting increases across all revenue lines and the inclusion of First Republic revenues. Year-on-year, revenues were driven by record fee-based revenues, which reflected higher market values and fee-based assets. Transaction and origination revenues were also up from the prior-year quarter due to increased client transaction volumes in secondary markets, particularly outside the U.S., which were partially offset by reduced U.S. origination revenues from closed-end funds and debt products.

-- GPC's net revenues for the full year 2007 were a record $12.9 billion, up 14% year-over-year, with revenue growth across all lines. Fee-based revenues rose significantly reflecting higher market values and strong flows into fee-based products, and transaction and origination revenues grew strongly driven by higher client transaction volumes, particularly outside the U.S., and growth in origination activity across all products. Net interest revenue rose as well, reflecting increased revenue from U.S. bank deposits and the addition of First Republic.

-- GIM's fourth quarter net revenues increased 36% year-over-year to $286 million, due to increased revenues from Merrill Lynch's investment in BlackRock as well as strong growth in GIM's alternative investments business and strategic holdings in investment management companies.

-- GIM's net revenues for the full year 2007 were $1.1 billion, up 107% from the comparable period, driven by the inclusion of a full year's revenue from the investment in BlackRock, as well as the same factors that benefited the fourth quarter of 2007.

  Turnover among FAs remained near historical lows, particularly among top-producing FAs. FA headcount reached 16,740 at quarter-end, an increase of 130 FAs for the quarter and 860 for the full year, reflecting the continuing trend of favorable net recruiting from competitors and hiring into training programs.
  As a result of regulatory changes, during the quarter more than $100 billion of client assets were transitioned from Merrill Lynch Unlimited Advantage (MLUA) accounts into other account platforms with over 75% transitioning into other fee-based accounts. While the remaining client assets migrated to traditional commission based accounts, virtually no client assets were transferred outside of Merrill Lynch. As a result of the MLUA transition, net new money into annuitized-revenue products was flat for the quarter. Excluding the impact of the MLUA transition, net new money into annuitized-revenue products would have been over $20 billion for the quarter.
  Total net new money was $30 billion, the highest quarterly level in seven years. For the full year of 2007, net new money was $80 billion, the highest full year level since 2000.
  Total client assets in GWM accounts reached a record year-end level of $1.75 trillion, up 8% year-over-year.
  During the fourth quarter, GWM completed the planned sale of its insurance manufacturing business, MLIG, as part of a broader strategic relationship with AEGON, NV. The transaction resulted in an after-tax gain of $316 million, and GWM’s results have been restated to exclude the operating results of MLIG and related gain.

Merrill Lynch Investment Managers (MLIM)

On September 29, 2006, Merrill Lynch merged MLIM with BlackRock in exchange for a total of 65 million common and preferred shares representing an economic interest of approximately half of the combined BlackRock. Following the merger, the MLIM business segment ceased to exist, and under the equity method of accounting, an estimate of the net earnings associated with Merrill Lynch’s ownership position in BlackRock is recorded in the GIM portion of the GWM segment. For 2006, MLIM’s net revenues were $1.9 billion, and its pre-tax earnings were $746 million.

Compensation Expenses

Compensation and benefits expenses were $4.3 billion for the fourth quarter of 2007, up 32% from $3.3 billion in the fourth quarter of 2006 due to increased headcount levels for the firm and increased productivity from FAs. Compensation and benefits expenses were $15.9 billion in 2007, up 6% from $15.0 billion in the comparable prior-year period, excluding the one-time compensation expenses and the one-time MLIM benefit. The increased level of compensation expenses for the full year 2007 was primarily driven by new hires and increased productivity from FAs, which was partially offset by the absence of compensation expenses related to MLIM in 2007. While total compensation expenses were up for the full year, compensation per employee was down in 2007 from 2006 levels.

Non-compensation Expenses

Total non-compensation expenses for the full year 2007 were $8.2 billion, up 15% from 2006. For the fourth quarter of 2007, non-compensation expenses were $2.4 billion, up 25% from the prior-year period. Details of the significant changes in non-compensation expenses from the fourth quarter of 2006 are as follows:

  Communication and technology costs were $597 million, up 25% due primarily to costs related to ongoing technology investments and increased expenses related to a significant number of system development projects.
  Brokerage, clearing, and exchange fees were $395 million, up 35% due principally to increased transaction volumes, resulting in higher equity brokerage fees, increased equity trading activities which drove higher exchange fees, and higher bank service fees within GMI.
  Occupancy costs and related depreciation were $306 million, up 24% due principally to higher office rental expenses and office space added via the acquisitions of First Franklin and First Republic Bank.
  Professional fees were $311 million, up 18% due to higher legal and other professional fees associated with increased business activity levels.
  Advertising and market development costs were $249 million, up 30% due primarily to higher travel costs and increased deal related expenses.
  Other expenses were $467 million, up 24% due primarily to a $53 million impairment charge on identifiable intangible assets related to First Franklin and increased costs related to consolidated investments.

Income Taxes

Income taxes from continuing operations for the year were a net credit of $4.2 billion, reflecting a tax benefit for the firm’s pre-tax losses. The effective tax rate for 2007 was 32.7%, compared with 27.7%, in the prior period, or 26.9% excluding one-time items. The change in the effective tax rate reflected a tax benefit from carryback claims and the mix of business.

Capital and Liquidity Management

Consistent with the third quarter, the firm’s liquidity position remains strong with the holding company’s excess liquidity pool at approximately $80 billion at year end.

Merrill Lynch’s active management of equity capital included the following:

  Issuance of 80 million shares of common stock for $3.8 billion during the fourth quarter of 2007 in connection with equity investments from Temasek Holdings and Davis Selected Advisors;
  Issuance of 37 million shares of common stock for $1.8 billion on January 11, 2008 as well as an outstanding option for an additional 12.5 million shares for a minimum of $0.6 billion in connection with equity investments from Temasek Holdings;
  No share repurchases during the quarter; and
  Announced pending issuance of up to 126 million shares of common stock as part of the $6.6 billion mandatory convertible preferred offering to long-term investors including the Korea Investment Corporation, Kuwait Investment Authority and Mizuho Corporate Bank. These private placements are expected to close within the next three weeks.

Staffing

Merrill Lynch’s full-time employees totaled 64,200 at year-end, largely unchanged during the quarter, due primarily to increases in support functions and GWM, offset by re-sizing within GMI in light of current market conditions.

John Thain, chairman and chief executive officer, and Nelson Chai, executive vice president and chief financial officer, will host a conference call today at 8:00 a.m. ET to discuss the company’s 2007 full year and fourth quarter results. The conference call can be accessed via a live audio webcast available through the Investor Relations website at www.ir.ml.com or by dialing (888) 810-0245 (U.S. callers) or (706) 634-0180 (non-U.S. callers). On-demand replay of the webcast will be available from approximately 11:00 a.m. ET today at the same web address.

Merrill Lynch is one of the world's leading wealth management, capital markets and advisory companies with offices in 40 countries and territories and total client assets of almost $2 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns approximately half of BlackRock, one of the world’s largest publicly traded investment management companies with more than $1 trillion in assets under management. For more information on Merrill Lynch, please visit www.ml.com.

Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects, investment banking pipelines, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch’s control, which affect the operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility; actions and initiatives taken by current and potential competitors; general economic conditions; the effect of current, pending and future legislation, regulation, and regulatory actions; and the other additional factors described in the Risk Factors section of Merrill Lynch’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006 and also disclosed from time to time in its subsequent reports on Form 10-Q and 8-K, which are available on the Merrill Lynch Investor Relations website at www.ir.ml.com and at the SEC’s website, www.sec.gov.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Merrill Lynch may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

Merrill Lynch may also, from time to time, disclose financial information on a non-GAAP basis where management believes this information will be valuable to investors in gauging the quality of Merrill Lynch’s financial performance and identifying trends.

(1) ABS CDOs defined as collateralized debt obligations comprised of asset-backed securities.
(2) See Merrill Lynch's Investor Relations website at www.ir.ml.com for a reconciliation of pro-forma book value.